Evolent Health Announces Fourth Quarter and Full Year 2017 Results

WASHINGTON, D.C., February 27, 2018 – Evolent Health, Inc. (“Evolent”) (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician organizations, today announced financial results for the quarter and full year ended December 31, 2017.

Highlights from the fourth quarter and full year 2017 announcement include (all comparisons are to the quarter and full year ended December 31, 2016):

Quarter ended December 31, 2017:

•	GAAP revenue of $113.7 million, an increase of 29.2%; Adjusted Revenue of $114.0 million, an increase of 26.6%

•	Net income (loss) attributable to Evolent Health, Inc. of $(13.2) million, Adjusted EBITDA of $3.5 million

•	Lives on platform of approximately 2.7 million, an increase of 34.8%

Full year ended December 31, 2017:

•	GAAP revenue of $435.0 million, an increase of 71.1%; Adjusted Revenue of $436.4 million, an increase of 70.3%

•	Net income (loss) attributable to Evolent Health, Inc. of $(60.7) million, Adjusted EBITDA of $(2.2) million

•	Acquisition of assets of New Mexico Health Connections

•	New partnerships across 2017 including Beacon Health, Carilion Clinic, Community Care Cooperative, Crystal Run Healthcare, Houston Methodist and Orlando Health

Additional announcements:

•
Evolent adds four new provider partners to the Next Generation Accountable Care Organization (ACO) program for the 2018 performance year; New partners are: CoxHealth, Franciscan Missionaries of Our Lady Health System Health Leaders Network (FMOLHS-HLN), South Shore Health System and St. Joseph’s Health. Evolent is now supporting approximately 200,000 Medicare beneficiaries in its Next Generation ACO cohort nationwide.

Frank Williams, chief executive officer of Evolent Health, Inc., commented, “We are pleased with our results for the quarter and calendar year, having achieved our strategic and financial objectives while continuing to advance our position as the preferred partner for providers moving to value-based care.”

Evolent ended 2017 at the high end of its anticipated range for new partnerships, several of which included new geographies for Evolent operations, including Florida, Maine, Massachusetts, New York and New Mexico. The company experienced continued growth from existing partners in the form of new lives added and the adoption of new service offerings. In the aggregate, the company added approximately 700,000 lives to its platform, bringing the total life count to approximately 2.7 million as of December 31, 2017. This represented a growth of approximately 34.8% over the prior year.

Mr. Williams continued, “With momentum continuing through the end of the year and into 2018, we are excited to bring four new partners into our cohort of providers participating in the Next Generation ACO program, CoxHealth, FMOLHS-HLN, South Shore Health System and St. Joseph’s Health. The commitment to two-sided risk models by CMS and its participating providers demonstrates that the movement toward public-private health care transformation remains strong as providers take steps toward more aggressive risk arrangements. We are pleased that the investments we’ve made in our technology platform, clinical knowledge base and risk management infrastructure are enabling Evolent to deliver deep expertise and drive strong clinical and financial results with these partners."

Mr. Williams added, “Overall, we accomplished a tremendous amount strategically and operationally in 2017 in the face of a new administration and legislative uncertainty across the year in the Medicaid, Medicare and Exchange markets. Based on recent conversations and actions from CMS and local state governments, we are encouraged by the consistent commitment to value-based care programs which is reflected in a strong pipeline entering 2018.”

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.
Reported Results

Evolent Health, Inc. reported the following United States of America generally accepted accounting principles (“GAAP”) results:

•
Revenue of $113.7 million and $88.0 million for the three months ended December 31, 2017 and 2016, respectively, an increase of 29.2%. Revenue of $435.0 million and $254.2 million for the years ended December 31, 2017 and 2016, respectively, an increase of 71.1%.

•
Cost of revenue of $65.5 million and $59.9 million for the three months ended December 31, 2017 and 2016, respectively, an increase of 9.5%. Cost of revenue of $269.4 million and $155.2 million for the years ended December 31, 2017 and 2016, respectively, an increase of 73.6%.

•
Selling, general and administrative expenses of $55.2 million and $57.6 million for the three months ended December 31, 2017 and 2016, respectively, a decrease of 4.2%. Selling, general and administrative expenses of $205.7 million and $160.7 million for the years ended December 31, 2017 and 2016, respectively, an increase of 28.0%.

•
Net income (loss) attributable to Evolent Health, Inc. of $(13.2) million and $(17.4) million for the three months ended December 31, 2017 and 2016, respectively. Net income (loss) attributable to Evolent Health, Inc. of $(60.7) million and $(159.7) million for the years ended December 31, 2017 and 2016, respectively.

•	Earnings (loss) available to common shareholders, basic and diluted, of $(13.2) million and $(17.4) million for the three months ended December 31, 2017 and 2016, respectively.

•	Earnings (loss) available to common shareholders, basic and diluted, of $(60.7) million and $(159.7) million for the years ended December 31, 2017 and 2016, respectively.

•	Earnings (loss) available to common shareholders, per basic and diluted share, of $(0.18) and $(0.33) for the three months ended December 31, 2017 and 2016, respectively.

•	Earnings (loss) available to common shareholders, per basic and diluted share, of $(0.94) and $(3.55) for the full years ended December 31, 2017 and 2016, respectively.

Adjusted Results

•
Adjusted Revenue of $114.0 million and $90.0 million for the three months ended December 31, 2017 and 2016, respectively, an increase of 26.6%. Adjusted Revenue of $436.4 million and $256.3 million for the years ended December 31, 2017 and 2016, respectively, an increase of 70.3%.

•
Adjusted Cost of Revenue of $64.2 million and $55.7 million for the three months ended December 31, 2017 and 2016, respectively, an increase of 15.2%. Adjusted Cost of Revenue of $262.5 million and $149.7 million for the years ended December 31, 2017 and 2016, respectively, an increase of 75.3%.

•
Adjusted selling, general and administrative expenses of $46.3 million and $42.0 million for the three months ended December 31, 2017 and 2016, respectively, an increase of 10.2%. Adjusted selling, general and administrative expenses of $176.1 million and $127.9 million for the years ended December 31, 2017 and 2016, respectively, an increase of 37.7%;

•
Adjusted EBITDA of $3.5 million and $(7.7) million for the three months ended December 31, 2017 and 2016, respectively. Adjusted EBITDA of $(2.2) million and $(21.4) million for the years ended December 31, 2017 and 2016, respectively.

•	Adjusted Loss Available to Class A and Class B Shareholders of $(3.1) million and $(12.0) million for the three months ended December 31, 2017 and 2016, respectively.

•	Adjusted Loss Available to Class A and Class B Shareholders of $(24.8) million and $(35.1) million for the years ended December 31, 2017 and 2016, respectively.

•	Adjusted Loss per Share Available to Class A and Class B Shareholders of $(0.04) and $(0.18) for the three months ended December 31, 2017 and 2016, respectively.

•	Adjusted Loss per Share Available to Class A and Class B Shareholders of $(0.35) and $(0.57) for the years ended December 31, 2017 and 2016, respectively.

Total cash, cash equivalents and restricted cash as of December 31, 2017, was $295.4 million. Of this amount, cash and cash equivalents was $238.4 million and restricted cash was $56.9 million.

Business Outlook

For the full year 2018, Adjusted Revenue is expected to be in the range of approximately $565.0 million to $585.0 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $495.0 million to $510.0 million, and True Health Premium Revenue, which is forecasted to be approximately $90.0 million to $95.0 million; Intercompany Eliminations are forecasted to be approximately $(20.0) million for the full year. Adjusted EBITDA is expected to be in the range of approximately $18.0 million to $23.0 million.

For the three months ended March 31, 2018, Adjusted Revenue is expected to be in the range of approximately $139.0 million to $143.0 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $122.0 million to $124.0 million, and True Health Premium Revenue, which is forecasted to be approximately $22.0 million to $24.0 million; Intercompany Eliminations are forecasted to be approximately $(5.0) million for the quarter. Adjusted EBITDA is expected to be in the range of approximately $3.0 million to $5.0 million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its fourth quarter and full year performance this evening, February 27, 2018, at 5:30 p.m., Eastern Time. The conference call and a presentation to be made during the call will be available via live webcast on the Company’s Investor

Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join to the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call and the accompanying presentation will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

###

About Evolent Health, Inc.

Evolent Health, Inc. partners with leading provider organizations to achieve superior clinical and financial results in value-based care. With a provider heritage and over 20 years of health plan administration experience, Evolent operates in more than 30 U.S. health care markets, actively managing care across Medicare, Medicaid, commercial and self-funded adult and pediatric populations. With the experience to drive change, Evolent confidently stands by a commitment to achieve results. For more information, visit www.evolenthealth.com

Contacts:

Bob East	Robin Glass
443.213.0500	571.389.6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com

Financial Statement Presentation

Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Services Revenue, True Health New Mexico Premium Revenue, Adjusted Transformation Revenue, Adjusted Platform and Operations Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Operating Income (Loss), Adjusted Gross Margin, Adjusted EBITDA, Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders and Adjusted Weighted-Average Class A and Class B Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Services Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue are defined as services revenue, transformation revenue, platform and operations revenue, respectively, adjusted to exclude the impact of purchase accounting adjustments. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health New Mexico Premium Revenue less intercompany eliminations. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses and transaction costs related to acquisitions and business combinations, securities offerings, as well as one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures which are also useful to investors because they facilitate an understanding of our long term operational costs while removing the effect of transaction costs that are one-time and costs that are non-cash (stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is adjusted to exclude the impact of one-time adjustments, such as goodwill impairment, and items arising from acquisitions and business combinations, such as (gain) loss on change in fair value of contingent consideration.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted Gross Margin is defined as Adjusted Revenue less Adjusted Cost of Revenue, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is defined as EBITDA (net income (loss) attributable to Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude goodwill impairment, (gain) loss on change in fair value of contingent consideration, income (loss) from equity affiliates, other income (expense), net, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, transaction costs related to acquisitions and business combinations, such as (gain) loss on change in fair value of contingent consideration and securities offerings, as well as one-time adjustments. Management uses Adjusted EBITDA as a supplemental performance measure because the removal of transaction costs, one-time or non-cash items (depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Class A and Class B Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude goodwill impairment, income (loss) from equity affiliates, (provision) benefit for income taxes, (gain) loss on change in fair value of contingent consideration, purchase accounting adjustments, stock-based compensation expenses and transaction costs related to acquisitions and business combinations, such as (gain) loss on change in fair value of contingent consideration, securities offerings, as well as one-time adjustments.

Adjusted Weighted-Average Class A and Class B Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders is defined as Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Weighted-Average Class A and Class B Shares and Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations
(unaudited)

(in thousands, except per share data)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue
Transformation	$5,666	$12,061	$29,466	$38,320
Platform and operations	108,063	75,950	405,484	215,868
Total revenue	113,729	88,011	434,950	254,188

Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented separately below)	65,549	59,883	269,352	155,177
Selling, general and administrative expenses	55,196	57,592	205,670	160,692
Depreciation and amortization expenses	11,132	6,495	32,368	17,224
Goodwill impairment	—	—	—	160,600
Loss (gain) on change in fair value
of contingent consideration	100	(2,086)	400	(2,086)
Total operating expenses	131,977	121,884	507,790	491,607
Operating income (loss)	(18,248)	(33,873)	(72,840)	(237,419)
Interest income	843	164	1,656	970
Interest expense	(855)	(247)	(3,636)	(247)
Income (loss) from equity affiliates	(309)	(379)	(1,755)	(841)
Other Income (expense), net	150	2	171	4
Income (loss) before income taxes
and non-controlling interests	(18,419)	(34,333)	(76,404)	(237,533)
Provision (benefit) for income taxes	(4,628)	(9,140)	(6,637)	(10,755)
Net income (loss)	(13,791)	(25,193)	(69,767)	(226,778)
Net income (loss) attributable to
non-controlling interests	(631)	(7,786)	(9,102)	(67,036)
Net income (loss) attributable to
Evolent Health, Inc.	$(13,160)	$(17,407)	$(60,665)	$(159,742)

Earnings (Loss) Available to Common Shareholders
Basic	$(13,160)	$(17,407)	$(60,665)	$(159,742)
Diluted	(13,160)	(17,407)	(60,665)	(159,742)

Earnings (Loss) per Common Share
Basic	$(0.18)	$(0.33)	$(0.94)	$(3.55)
Diluted	(0.18)	(0.33)	(0.94)	(3.55)

Weighted-Average Common Shares Outstanding
Basic	74,689	52,177	64,351	45,031
Diluted	74,689	52,177	64,351	45,031

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of
	December 31,
	2017	2016
Cash and cash equivalents	$238,433	$134,563
Restricted cash	56,930	35,466
Restricted investments	8,755	4,950
Investments, at amortized cost	—	44,341
Total current assets	378,182	264,966
Intangible assets, net	241,261	258,923
Goodwill	628,186	626,569
Total assets	1,312,697	1,199,839

Long-term debt, net of discount	121,394	120,283
Total liabilities	266,391	287,725
Total shareholders' equity (deficit) attributable to
Evolent Health, Inc.	1,010,879	702,526
Non-controlling interests	35,427	209,588
Total liabilities and shareholders' equity (deficit)	1,312,697	1,199,839

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Years
	Ended
	December 31,
	2017	2016
Net cash and restricted cash provided by (used in) operating activities	$(27,958)	$(35,510)
Net cash and restricted cash provided by (used in) investing activities	(12,265)	(96,657)
Net cash and restricted cash provided by (used in) financing activities	165,557	150,185

Net increase (decrease) in cash and cash equivalents and restricted cash	125,334	18,018
Cash and cash equivalents and restricted cash as of beginning-of-year	170,029	152,011
Cash and cash equivalents and restricted cash as of end-of-year	$295,363	$170,029

Evolent Health, Inc.
Adjusted Results of Operations
(unaudited)

(in thousands)	For the Three Months Ended December 31, 2017			For the Three Months Ended December 31, 2016
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation (1)	$5,666	$—	$5,666	$12,061	$27	$12,088	$(6,395)	(53.0)%	$(6,422)	(53.1)%
Platform and operations (1)	108,063	243	108,306	75,950	1,976	77,926	32,113	42.3%	30,380	39.0%
Total revenue	113,729	243	113,972	88,011	2,003	90,014	25,718	29.2%	23,958	26.6%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	65,549	(1,377)	64,172	59,883	(4,165)	55,718	5,666	9.5%	8,454	15.2%
Selling, general and
administrative expenses (3)	55,196	(8,879)	46,317	57,592	(15,547)	42,045	(2,396)	(4.2)%	4,272	10.2%
Depreciation and amortization
expenses (4)	11,132	(4,395)	6,737	6,495	(2,257)	4,238	4,637	71.4%	2,499	59.0%
Change in fair value of
contingent consideration (5)	100	(100)	—	(2,086)	2,086	—	2,186	104.8%	—	—%
Total operating expenses	131,977	(14,751)	117,226	121,884	(19,883)	102,001	10,093	8.3%	15,225	14.9%
Operating income (loss)	$(18,248)	$14,994	$(3,254)	$(33,873)	$21,886	$(11,987)	$15,625	46.1%	$8,733	72.9%

Total operating expenses as a
percentage of total revenue	116.0%		102.9%	138.5%		113.3%

(1)
We recorded deferred revenue adjustments of approximately $0.2 million and $2.0 million to transformation revenue and platform and operations revenue for the three months ended December 31, 2017 and 2016, respectively, resulting from our acquisitions and business combinations. As part of the Reorganization and as a result of gaining control of Evolent Health LLC, we recorded the fair value of deferred revenue resulting in a $4.9 million reduction to the book value. This resulted in an adjustment of less than $0.1 million to transformation revenue for the three months ended December 31, 2016.

(2)
Adjustments to cost of revenue include approximately $0.2 million and $1.5 million in stock-based compensation expense for the three months ended December 31, 2017 and 2016, respectively, including a one-time expense of approximately $1.1 million during the three months ended December 31, 2016, related to the acceleration of Valence Health’s unvested equity awards that vested upon the close of the Valence Health acquisition. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of approximately $1.1 million and $2.7 million for the three months ended December 31, 2017 and 2016, respectively, resulting from acquisitions and business combinations.

(3)
Adjustments to selling, general and administrative expenses include approximately $4.0 million and $7.2 million in stock-based compensation expense for the three months ended December 31, 2017 and 2016, respectively, including a one-time expense of approximately $2.8 million during the three months ended December 31, 2016, related to the acceleration of Valence Health’s unvested equity awards that vested upon the close of the Valence Health acquisition. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of approximately $4.8 million and $1.9 million for the three months ended December 31, 2017 and 2016, respectively, resulting from acquisitions, business combinations and costs relating to our securities offerings. There was an additional one-time adjustment of approximately $6.5 million for the three months ended December 31, 2016, related to a lease abandonment expense incurred as a result of the Valence Health acquisition.

(4)
Adjustments to depreciation and amortization expenses of approximately $4.4 million and $2.3 million for the three months ended December 31, 2017 and 2016, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

(5)	These adjustments represent changes in the fair value of contingent consideration associated with the Valence Health and Passport transactions.

Evolent Health, Inc.
Adjusted Results of Operations
(unaudited)

(in thousands)	For the Year Ended December 31, 2017			For the Year Ended December 31, 2016
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation (1)	$29,466	$—	$29,466	$38,320	$114	$38,434	$(8,854)	(23.1)%	$(8,968)	(23.3)%
Platform and operations (1)	405,484	1,467	406,951	215,868	1,976	217,844	189,616	87.8%	189,107	86.8%
Total revenue	434,950	1,467	436,417	254,188	2,090	256,278	180,762	71.1%	180,139	70.3%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	269,352	(6,850)	262,502	155,177	(5,431)	149,746	114,175	73.6%	112,756	75.3%
Selling, general and
administrative expenses (3)	205,670	(29,551)	176,119	160,692	(32,753)	127,939	44,978	28.0%	48,180	37.7%
Depreciation and amortization
expenses (4)	32,368	(11,452)	20,916	17,224	(2,773)	14,451	15,144	87.9%	6,465	44.7%
Goodwill impairment (5)	—	—	—	160,600	(160,600)	—	(160,600)	(100.0)%	—	—%
Change in fair value of
contingent consideration (6)	400	(400)	—	(2,086)	2,086	—	2,486	119.2%	—	—%
Total operating expenses	507,790	(48,253)	459,537	491,607	(199,471)	292,136	16,183	3.3%	167,401	57.3%
Operating income (loss)	$(72,840)	$49,720	$(23,120)	$(237,419)	$201,561	$(35,858)	$164,579	69.3%	$12,738	35.5%

Total operating expenses as a
percentage of total revenue	116.7%		105.3%	193.4%		114.0%

(1)
Adjustments to platform and operations revenue include deferred revenue purchase accounting adjustments of approximately $1.5 million and $2.0 million for the years ended December 31, 2017 and 2016, respectively, resulting from our acquisitions and business combinations. As part of the Reorganization and as a result of gaining control of Evolent Health LLC, we recorded the fair value of deferred revenue resulting in a $4.9 million reduction to the book value. This resulted in an adjustment of approximately $0.1 million to transformation revenue for the year ended December 31, 2016.

(2)
Adjustments to cost of revenue include approximately $1.4 million and $2.7 million in stock-based compensation expense for the years ended December 31, 2017 and 2016, respectively, including a one-time expense of approximately $1.1 million in 2016 related to the acceleration of Valence Health’s unvested equity awards that vested upon the close of the Valence Health acquisition. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of approximately $5.5 million and $2.8 million for the years ended December 31, 2017 and 2016, respectively, resulting from acquisitions and business combinations.

(3)
Adjustments to selling, general and administrative expenses include approximately $19.1 million and $19.8 million in stock-based compensation expense for the years ended December 31, 2017 and 2016, respectively, including a one-time expense of approximately $2.8 million in 2016 related to the acceleration of Valence Health’s unvested equity awards that vested upon the close of the Valence Health acquisition. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of approximately $10.5 million and $6.5 million for the years ended December 31, 2017 and 2016, respectively, resulting from acquisitions, business combinations and costs relating to our securities offerings. There was an additional one-time adjustment of approximately $6.5 million for the year ended December 31, 2016, related to a lease abandonment expense incurred as a result of the Valence Health acquisition.

(4)
Adjustments to depreciation and amortization expenses of approximately $11.5 million and $2.8 million for the years ended December 31, 2017 and 2016, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

(5)	The adjustment represents a write down of goodwill during the first quarter of 2016.

(6)	These adjustments represent changes in the fair value of contingent consideration associated with the Valence Health and Passport transactions.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Evolent Health, Inc.
(unaudited)

(in thousands)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(13,160)	$(17,407)	$(60,665)	$(159,742)
Less:
Interest income	843	164	1,656	970
Interest expense	(855)	(247)	(3,636)	(247)
Benefit for income taxes	4,628	9,140	6,637	10,755
Depreciation and amortization expenses	(11,132)	(6,495)	(32,368)	(17,224)
EBITDA	(6,644)	(19,969)	(32,954)	(153,996)
Less:
Goodwill impairment	—	—	—	(160,600)
Loss from equity affiliates	(309)	(379)	(1,755)	(841)
(Loss) gain on change in fair value
of contingent consideration	(100)	2,086	(400)	2,086
Impact of lease abandonment	—	(6,456)	—	(6,456)
Other income (expense), net	150	2	171	4
Net loss attributable to
non-controlling interests	631	7,786	9,102	67,036
Purchase accounting adjustments	(243)	(2,003)	(1,467)	(2,090)
Stock-based compensation expense	(4,265)	(8,657)	(20,437)	(22,501)
Transaction costs	(5,991)	(4,599)	(15,964)	(9,227)
Adjusted EBITDA	$3,483	$(7,749)	$(2,204)	$(21,407)

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Class A and Class B
Shareholders to Earnings (Loss) Available to Common Shareholders
(unaudited)

(in thousands, except per share data)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2017	2016	2017	2016
Earnings (Loss) Available to
Common Shareholders - Basic and Diluted (a)	$(13,160)	$(17,407)	$(60,665)	$(159,742)
Less:
Goodwill impairment	—	—	—	(160,600)
Loss from equity affiliates	(309)	(379)	(1,755)	(841)
Benefit for income taxes	4,600	9,140	6,594	10,755
(Loss) gain on change in fair value
of contingent consideration	(100)	2,086	(400)	2,086
Impact of lease abandonment	—	(6,456)	—	(6,456)
Other income (expense), net	—	2	—	4
Net loss attributable to
non-controlling interests	631	7,786	9,102	67,036
Purchase accounting adjustments	(4,638)	(4,329)	(13,007)	(4,932)
Stock-based compensation expense	(4,265)	(8,657)	(20,437)	(22,501)
Transaction costs	(5,991)	(4,599)	(15,964)	(9,227)

Adjusted Earnings (Loss) Available
to Class A and Class B Shareholders (b)	$(3,088)	$(12,001)	$(24,798)	$(35,066)

Earnings (Loss) per Share Available
to Common Shareholders - Basic and Diluted (a) (1)	$(0.18)	$(0.33)	$(0.94)	$(3.55)

Adjusted Earnings (Loss) per Share Available
to Class A and Class B Shareholders (c) (2)	$(0.04)	$(0.18)	$(0.35)	$(0.57)

Weighted-average common shares - basic	74,689	52,177	64,351	45,031
Weighted-average common shares - diluted	74,689	52,177	64,351	45,031
Adjusted Weighted-Average Class A
and Class B Shares (3)	77,343	67,524	71,636	61,913

(1)	For periods of net loss, shares used in both the diluted and basic earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(2)	Represents Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares as described in footnote 3 below.

(3)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Class A and Class B Shares to diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Class A and Class B
Shares to Diluted Weighted-Average Common Shares
(unaudited)

(in thousands)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2017	2016	2017	2016
Weighted-average common shares - diluted	74,689	52,177	64,351	45,031
Assumed conversion of Class B common
shares to Class A common shares	2,654	15,347	7,285	16,882
Adjusted Weighted-Average Class A and Class B Shares	77,343	67,524	71,636	61,913

Evolent Health, Inc.
Guidance Reconciliation
(unaudited)

(in thousands)	For the Three	For the Twelve
	Months Ended	Months Ended
	March 31,	December 31,
	2018	2018
Services Revenue	$121,000	$495,500
Purchase Accounting Adjustments	2,000	7,000
Adjusted Services Revenue	123,000	502,500
True Health Premium Revenue	23,000	92,500
Intercompany Eliminations	(5,000)	(20,000)
Adjusted Revenue(1)	$141,000	$575,000

Net Income (Loss) Attributable to
Evolent Health, Inc.	$(11,800)	$(43,000)
Less:
Interest income	900	3,500
Interest expense	(1,000)	(4,000)
Depreciation and amortization expenses	(9,200)	(37,000)
EBITDA	(2,500)	(5,500)
Less:
Income (loss) from affiliates	(125)	(500)
Net (income) loss attributable to
non-controlling interests	(375)	(1,500)
Stock-based compensation	(5,000)	(20,000)
Transaction costs	(1,000)	(4,000)
Adjusted EBITDA	$4,000	$20,500

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

(1) GAAP revenues for the three months ended March 31, 2018, are expected to be $139.0 million, including Services Revenue of $121.0 million and True Health Premium Revenue of $23.0 million, excluding intercompany eliminations of $5.0 million. GAAP revenues for the twelve months ended December 31, 2018, are expected to be $568.0 million, including Services Revenue of $495.5 million and True Health Premium Revenue of $92.5 million, excluding intercompany eliminations of $20.0 million.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the structural change in the market for health care in the United States;

•	uncertainty in the health care regulatory framework;

•	uncertainty in the public exchange market;

•	the uncertain impact of Centers for Medicare and Medicaid Services waivers to Medicaid rules;

•	the uncertain impact of the results of the 2018 congressional, state and local elections, as well as subsequent elections, may have on health care laws and regulations;

•	our ability to effectively manage our growth;

•	the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of customer contracts;

•	our ability to offer new and innovative products and services;

•
risks related to completed and future acquisitions, investments and alliances, including the acquisition of assets from New Mexico Health Connections (“NMHC”) and the acquisitions of Valence Health, Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”), and Aldera Holdings, Inc. (“Aldera”), which may be difficult to integrate, divert management resources, result in unanticipated costs or dilute our stockholders;

•
certain risks and uncertainties associated with the acquisition of assets from NMHC and the acquisition of Valence Health, including future revenues may be less than expected, the timing and extent of new lives expected to come onto the platform may not occur as expected and the expected results of Evolent may not be impacted as anticipated;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including premium pricing reductions, selection bias in at risk membership and the ability to control and, if necessary, reduce health care costs, particularly in New Mexico;

•	our ability to attract new partners;

•	the increasing number of risk-sharing arrangements we enter into with our partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target market;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	risks related to governmental payor audits and actions, including whistleblower claims;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	online security risks and breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;

•	the risk of a significant reduction in the enrollment in our health plan;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the risk of potential future goodwill impairment on our results of operations;

•	our indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	our adjusted results may not be representative of our future performance;

•	the risk of potential future litigation;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement described herein;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from past and future exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG;

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale or if a large number of Class B common units are exchanged for shares of Class A common stock;

•
provisions in our second amended and restated certificate of incorporation and amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•
provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock;

•	our ability to remediate the material weakness in our internal control over financial reporting;

•	our expectations regarding the additional management attention and costs that will be required as we transition from an “emerging growth company” to a “large accelerated filer”; and
our lack of public company operating experience.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.